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Exhibit 3

SECOND AMENDING AGREEMENT IN RESPECT OF THE THIRD
AMENDED AND RESTATED GULFSTREAM PARK LOAN AGREEMENT

        THIS AGREEMENT made as of the 12th day of September, 2007,

BETWEEN:

      GULFSTREAM PARK RACING ASSOCIATION, INC.,
      a corporation incorporated under the laws of the State of Florida

      (being hereinafter called the "      Borrower"),

OF THE FIRST PART,

- and -

      MID ISLANDI SF.,
      a partnership formed under the laws of Iceland, acting through its Zug branch

      (being hereinafter called the "      Lender"),

OF THE SECOND PART,

- and -

      REMINGTON PARK, INC.,
      a corporation incorporated under the laws of the State of Oklahoma

      (being hereinafter called the "      Remington Guarantor"),

OF THE THIRD PART,

- and -

      GPRA THOROUGHBRED TRAINING CENTER, INC.,
      a corporation incorporated under the laws of the State of Delaware

      (being hereinafter called the "      Palm Meadows Guarantor"),

- and -

      MAGNA ENTERTAINMENT CORP.,
      a corporation incorporated under the laws of the State of Delaware

      (being hereinafter called "      MEC"), (the Remington Guarantor, the Palm Meadows Guarantor and MEC being hereinafter collectively called the "Original Guarantors"),

OF THE FOURTH PART,

- and -

      GULFSTREAM COMMERCIAL ENTERPRISES, INC.,
      a corporation incorporated under the laws of the State of Florida

      (being hereinafter called the "      Gulfstream Commercial Guarantor" (the Original Guarantors and the Gulfstream Commercial Guarantor being hereinafter called the "Guarantors"),

OF THE FIFTH PART.

        WHEREAS the Lender, as lender, the Borrower, as borrower, and the Original Guarantors, as guarantors, are parties to a Third Amended and Restated Gulfstream Park Loan Agreement made as of December 22, 2006 (such Third Amended and Restated Gulfstream Park Loan Agreement, as amended by a First Amending Agreement in respect of the Third Amended and Restated Gulfstream Park Loan Agreement dated as of August 3, 2007, as the Third Amended and Restated Gulfstream Park Loan Agreement may be further extended, modified, renewed or replaced from time to time, being referred to herein the "Loan Agreement");

        AND WHEREAS on September 12, 2007, MEC's board of directors approved and adopted a plan (the "Borrower Restructuring Plan") to restructure MEC and its subsidiaries (including the Borrower) and to revise the business plan of MEC and its subsidiaries (including the Borrower);

        AND WHEREAS the Borrower Restructuring Plan contemplates the sale of assets including, without limiting the generality of the foregoing, certain of those Properties, owned by the Borrower, that constitute collateral for the Loan;

        AND WHEREAS the Lender has agreed, among other things, to waive the Pre-Payment Make Whole amounts in respect of any pre-payments of the Loan made on or prior to May 31, 2008, and to provide a bridge loan to MEC in a maximum amount of up to Eighty Million Dollars ($80,000,000), provided that, among other things:

  (i)
  the Loan Agreement is amended:

  (A)
  to require the Borrower to repay, in addition to the amount of the blended monthly instalments of principal and interest that the Borrower is required to pay in accordance with Section 3.1 of the Loan Agreement, not less than One Hundred Million Dollars ($100,000,000) of the Loan in cash by May 31, 2008;

  (B)
  to require the Borrower, the Guarantors, and MEC to use all commercially reasonable efforts to implement the Borrower Restructuring Plan (including the sale of assets by the time periods listed therein) and to use the net proceeds from any asset and/or real property sales in the manner set forth in the Loan Agreement;

    (C)
    to require MEC to deliver a full recourse guarantee and indemnity of MEC (the "MEC Full Recourse Guarantee and Indemnity"), in form and substance satisfactory to the Lender, under which MEC unconditionally guarantees the payment and performance of the Indebtedness outstanding from time to time, as well as interest and other amounts owing hereunder or under the other Loan Documents, the completion of the Reconstruction in accordance with the Gulfstream Development Agreement, the Construction Contracts and the Plans, the completion of the Tranche 2 Slots Facilities Initiative in accordance with the Tranche 2 Slots Facilities Contracts, the completion of the Tranche 3 Slots Facilities Initiative in accordance with the Tranche 3 Slots Facilities Contracts and the performance of all other obligations of the Borrower under the Loan and the Loan Documents, including the payment of cost overruns pursuant to Section 7.1(l) of the Loan Agreement; and

    (D)
    to require MEC to deliver, as security for the MEC Full Recourse Guarantee and Indemnity, a perfected Encumbrance under the Uniform Commercial Code as enacted in the State of Delaware, in and to all of MEC's right, title and interest, whether now existing or hereafter arising, created or acquired in, to and under the Collateral (as defined therein) in favor of the Lender pursuant to a general security agreement in form and substance satisfactory to the Lender (the "MEC General Security Agreement"), dated September 12, 2007, from MEC to the Lender; (ii) MEC executes and delivers the MEC Full Recourse Guarantee and Indemnity and the MEC General Security Agreement;

        AND WHEREAS the Lender, the Borrower and the Guarantors have agreed to amend the Loan Agreement in certain respects as set out herein;

        AND WHEREAS all capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Loan Agreement;

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.
Definitions.    Unless otherwise defined herein, all capitalized terms used in this agreement (this "Agreement") shall have the respective meanings ascribed to them in the Loan Agreement.

2.
Representations and Warranties.    The Borrower and the Guarantors jointly and severally represent and warrant to and in favour of the Lender, with the intent that the Lender shall be entitled to rely upon such representations and warranties in entering into this Agreement and notwithstanding the completion of the transactions contemplated herein, that: (i) all of the recitals to this Agreement are true and complete in all material respects; and (ii) there are no facts, conditions or circumstances that are known to the Borrower or any of the Guarantors and that may reasonably be considered relevant to the Lender's decision to enter into this Agreement that have not been disclosed in writing to the Lender.

3.
Amendments.    The Loan Agreement is hereby amended as follows:

(a)
by adding in proper alphabetical order the following definition of "Additional MEC Security" to Section 1.1 of the Loan Agreement: ""Additional MEC Security" has the meaning ascribed thereto in Section 5.1;";

(b)
by adding in proper alphabetical order the following definition of "MEC Full Recourse Guarantee and Indemnity" to Section 1.1 of the Loan Agreement: ""MEC Full Recourse Guarantee and Indemnity" has the meaning ascribed thereto in Section 5.1;";

(c)
by adding in proper alphabetical order the following definition of "MEC General Security Agreement" to Section 1.1 of the Loan Agreement: ""MEC General Security Agreement" has the meaning ascribed thereto in Section 5.1;";

  (d)
  by adding the following new paragraph after the first paragraph in Section 3.1:

    "As of the date, if any, on which, in addition to the amount of the blended monthly instalments of principal and interest that the Borrower is required to pay in accordance with this Section 3.1, One Hundred Million Dollars ($100,000,000) of the Loan has been repaid in cash on or prior to May 31, 2008, the amount of the blended monthly instalments of principal and interest referred to in the paragraph above will be revised based on the remaining portion of the previously applicable 25-year amortization period."

  (e)
  by adding the following new paragraph at the end of Section 3.4(a):

    "Notwithstanding the foregoing, the Lender shall not charge, and the Borrower shall not be obligated to pay, a Pre-Payment Make-Whole Amount in respect of any valid pre-payments made under this Agreement on or prior to May 31, 2008."

  (f)
  by deleting the word "and" immediately following the ";" at the end of Section 5.1(k) of the Loan Agreement, and by deleting the "." and the end of Section 5.1(l) of the Loan Agreement and replacing it with"; and";

  (g)
  by adding the following as Sections 5.1(m) and 5.1(n) of the Loan Agreement:

  "(m)
  in return for: (i) the Lender agreeing to waive the Pre-Payment Make Whole amounts in respect of any pre-payments of the Loan made on or prior to May 31, 2008; and (ii) the Lender agreeing to provide a bridge loan to MEC in a maximum amount of up to Eighty Million Dollars ($80,000,000), pursuant to, in accordance with, and subject to the terms of that certain Bridge Loan Agreement between, inter alios, MEC and Lender dated as of September 12, 2007 as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the full recourse guarantee and indemnity (the "MEC Full Recourse Guarantee and Indemnity") of MEC, in form and substance satisfactory to the Lender, under which MEC unconditionally guarantees the payment and performance of the Indebtedness outstanding from time to time, as well as interest and other amounts owing hereunder or under the other Loan Documents, the completion of the Reconstruction in accordance with the Gulfstream Development Agreement, the Construction Contracts and the Plans, the completion of the Tranche 2 Slots Facilities Initiative in accordance with the Tranche 2 Slots Facilities Contracts, the completion of the Tranche 3 Slots Facilities Initiative in accordance with the Tranche 3 Slots Facilities Contracts and the performance of all other obligations of the Borrower under the Loan and the Loan Documents, including the payment of cost overruns pursuant to Section 7.1(l); and

  (n)
  as security for the MEC Full Recourse Guarantee and Indemnity, a perfected Encumbrance under the Uniform Commercial Code as enacted in the State of Delaware, in and to all of MEC's right, title and interest, whether now existing or hereafter arising, created or acquired in, to and under the Collateral (as defined therein) in favor of the Lender, pursuant to a general security agreement in form and substance satisfactory to the Lender (the "MEC General Security Agreement"), dated September 12, 2007, from MEC to the Lender.";

  (h)
  by deleting the last paragraph of Section 5.1 of the Loan Agreement in its entirety (beginning with the words "The security set out above" and ending with the words "provided on August 3, 2007."), and replacing it with the following: "At all times after September 12, 2007, the security set out above in this Section 5.1 (except the Gulfstream Note) is herein called the "Security"; the Security provided by the Borrower (except the Pledge of Gulfstream Commercial Shares) is herein called the "Original Security", the Security provided by the Remington Guarantor, the Palm Meadows Guarantor and MEC (except the MEC Full Recourse Guarantee and Indemnity and the MEC General Security Agreement) is herein called the "Additional Security", the Pledge of Gulfstream Commercial Shares is herein called the "Additional Borrower Security", the Security provided by the Gulfstream Commercial Guarantor is herein called the "Gulfstream Commercial Additional Security", and the MEC Full Recourse Guarantee and Indemnity and the MEC General Security Agreement provided by MEC is herein called the "Additional MEC Security". The Original Security (save and except for the

    Tranche 2 Future Advance Agreements and Tranche 3 Future Advance Agreements) was provided on or before the Tranche 1 First Advance Date, the Additional Security from the Palm Meadows Guarantor was provided on July 22, 2005, the Additional Security from the Remington Guarantor was provided upon the receipt of the Gulfstream Loan OHRC Approval, the Tranche 2 Future Advance Agreements were provided in connection with the Second Amended and Restated Gulfstream Loan Agreement, the Tranche 3 Future Advance Agreements were provided on December 22, 2006, the Additional Borrower Security and the Gulfstream Commercial Additional Security were provided on August 3, 2007, and the Additional MEC Security was provided on September 12, 2007.";

  (i)
  by deleting the word "and" immediately following the ";" at the end of Section 7.1(cc) of the Loan Agreement, and by deleting the "." and the end of Section 7.1(dd) of the Loan Agreement and replacing it with"; and"; and

  (j)
  by adding the following as Sections 7.1 (ee) and (ff) of the Loan Agreement:

  "(ee)
  the Borrower, the Guarantors, and MEC shall use all commercially reasonable efforts to implement the Borrower Restructuring Plan (including the sale of assets by the time periods listed therein) and to use the net proceeds from any asset and/or real property sales in the manner set forth in this Agreement, provided that nothing in this Subsection 7.1(ee) shall derogate from the provisions of Section 8.1 of this Agreement or relieve the Borrower, the Guarantors, and MEC from the obligation to comply with same; and

  (ff)
  the Borrower shall repay, in addition to the amount of the blended monthly instalments of principal and interest that the Borrower is required to pay in accordance with Section 3.1, not less than One Hundred Million Dollars ($100,000,000) of the Loan in cash by May 31, 2008. Provided that: (i) such pre-payments under this Agreement are first applied to Tranche 2, with the balance of any such pre-payment, if any, thereafter remaining then applied to Tranche 3, and the balance of any such pre-payment, if any, thereafter remaining then applied to Tranche 1; and (ii) no Event of Default exists under this Agreement and/or under the Remington Loan Agreement at the time such pre-payments are received by Lender."

4.
Opinions.    The Borrower shall, if requested by the Lender in writing, deliver to the Lender, as soon as reasonably practicable following such written request, an opinion of the Borrower's and Guarantor's Florida Agent addressed to the Lender, the Lender's Counsel and the Lender's Florida Agent, in form, scope and substance satisfactory to the Lender and its counsel, acting reasonably, with respect to this Agreement, the MEC Guarantee and Indemnity, the MEC Full Recourse Guarantee and Indemnity, and the MEC General Security Agreement.

5.
Default.    Any default by the Borrower under this Agreement shall be deemed for all purposes to be an Event of Default under the Loan Agreement.

6.
Ratification and Confirmation of Amended Loan Agreement.    The Loan Agreement, as amended by this Agreement, is hereby ratified and confirmed in all respects and time shall remain of the essence. After the date hereof, all references in each Loan Document to the Credit Agreement or Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended by this Agreement.

7.
Ratification and Confirmation of MEC Guarantee and Indemnity.    MEC hereby acknowledges and agrees that the liability of MEC under the MEC Full Recourse Guarantee and Indemnity is in addition to and independent of the liability of MEC under the MEC Guarantee and Indemnity, that the MEC Full Recourse Guarantee and Indemnity and the MEC General Security Agreement are being delivered by MEC as additional Security under the Loan Agreement, and that the MEC Guarantee and Indemnity and all Security delivered in connection therewith remain in full force and effect. The MEC Guarantee and Indemnity and all Security delivered in connection therewith are hereby ratified and confirmed in all respects and time shall remain of the essence.

8.
Successors and Assigns.    This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and their respective successors and permitted assigns.

9.
Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States of America applicable herein.

10.
Time of the Essence.    Time shall be of the essence of this Agreement. If anything herein is to be done on a day which is not a Business Day, the same shall be done on the next succeeding Business Day. Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.

11.
Headings, Extended Meanings.    The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof. In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.

12.
Counterparts.    This Agreement may be executed in counterparts and may be delivered by e-mail and/or facsimile transmission.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

GULFSTREAM PARK RACING ASSOCIATION, INC.
by	/s/ BLAKE S. TOHANA Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
/s/ WILLIAM G. FORD Name: William G. Ford Title: Secretary
We have authority to bind the Corporation.
REMINGTON PARK, INC.
by	/s/ BLAKE S. TOHANA Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
/s/ WILLIAM G. FORD Name: William G. Ford Title: Secretary
We have authority to bind the Corporation.

GPRA THOROUGHBRED TRAINING CENTER INC.
by	/s/ BLAKE S. TOHANA Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
/s/ WILLIAM G. FORD Name: William G. Ford Title: Secretary
We have authority to bind the Corporation.
MAGNA ENTERTAINMENT CORP.
by	/s/ BLAKE S. TOHANA Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
/s/ WILLIAM G. FORD Name: William G. Ford Title: Secretary
We have authority to bind the Corporation.
GPRA COMMERCIAL ENTERPRISES, INC.
by	/s/ BLAKE S. TOHANA Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
/s/ WILLIAM G. FORD Name: William G. Ford Title: Secretary
We have authority to bind the Corporation.

MID ISLANDI SF., ACTING THROUGH ITS ZUG BRANCH
by	/s/ THOMAS SCHULTHEISS Name: Thomas Schultheiss Title: Branch Manager
/s/ PETER NIDEROEST Name: Peter Nideroest Title: Branch Manager
We have authority to bind the Partnership

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SECOND AMENDING AGREEMENT IN RESPECT OF THE THIRD AMENDED AND RESTATED GULFSTREAM PARK LOAN AGREEMENT